UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 3, 2008

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code                 (415) 421-7900

                                                 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 3, 2008, Williams-Sonoma, Inc. (the “Company”) amended its $300 million unsecured revolving line of credit facility and its $165 million commercial letter of credit reimbursement facility. On the date of the amendment, the Company was in compliance with its covenants under the facilities.

The amendment (the “Amendment”) to the Company’s Fourth Amended and Restated Credit Agreement, dated as of October 4, 2006 (as amended, the “Credit Facility”), with Bank of America, N.A., as Administrative Agent, L/C Issuer and Lender of Swingline Advances, each of the lenders party thereto (the “Lenders”), and each of the subsidiary guarantors party thereto, provides the Company continuing access to its $300 million unsecured revolving line of credit, which may be used for borrowing loans or for the issuance of letters of credit until its original maturity date of October 4, 2011.

Pursuant to the Amendment, the Company made certain changes to the Credit Facility, including the following:

•	the leverage ratio covenant was amended to reset the ratio levels;

•	the definitions used to calculate the leverage ratio were amended;

•	a fixed charge coverage ratio covenant was added;

•	the Company’s ability to increase dividends to its shareholders will be subject to certain limitations;

•	the Company agreed to certain limitations on repurchases of its capital stock;

•	the facility fee the Company is obligated to pay under the Credit Facility was amended; and

•	interest rates were amended such that the Company may elect interest rates on its borrowings under the Credit Facility at a per annum rate calculated by reference to:

•

Bank of America’s prime rate (or, if greater, the average rate on overnight federal funds plus one-half of one percent, or a rate based on LIBOR plus one percent), plus a margin based on the Company’s leverage ratio, or

•	LIBOR, plus a margin based on the Company’s leverage ratio.

The Company paid amendment fees to the Lenders approving the Amendment and an arrangement fee to Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, in connection with the Amendment.

Certain Lenders, including Bank of America, N.A., The Bank of New York Mellon, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A. and U.S. Bank National Association are party to reimbursement agreements in connection with the Company’s commercial letter of credit reimbursement facility. On December 3, 2008, in connection with the Amendment to the Credit Facility and pursuant to the terms of the Company’s Reimbursement Agreements, each dated as of July 1, 2005, as amended from time to time, with each of Bank of America, N.A., The Bank of New York Mellon and Wells Fargo Bank, N.A., and its Reimbursement Agreements, each dated as of September 8, 2006, as amended from time to time, with each of JPMorgan Chase Bank, N.A. and U.S. Bank National Association, the covenants contained in such Reimbursement Agreements were amended and restated to incorporate by reference the covenants of the Credit Facility, as amended by the Amendment.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated as of December 3, 2008, by and among Williams-Sonoma, Inc., Bank of America, N.A., as Administrative Agent, L/C Issuer and Lender of Swingline Advances, each of the lenders party thereto, and each of the subsidiary guarantors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date:	December 4, 2008	By:	/s/ Sharon L. McCollam
Sharon L. McCollam
Executive Vice President, Chief Operating and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated as of December 3, 2008, by and among Williams-Sonoma, Inc., Bank of America, N.A., as Administrative Agent, L/C Issuer and Lender of Swingline Advances, each of the lenders party thereto, and each of the subsidiary guarantors party thereto.

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